SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2019

PRIME MERIDIAN HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Florida	333-191801	27-2980805
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1897 Capital Circle NE, Second Floor, Tallahassee, FL	32308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (850) 907-2301

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1933 (§240.12b-2 of this chapter)

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities Registered pursuant to Section 12(b) of the Act:
Title of each class None.	Trading Symbol(s) N/A	Name of exchange on which registered N/A

Item 5.07.	Submissions of Matters to a Vote of Security Holders.

On May 2, 2019, Prime Meridian Holding Company (the “Company”) held its Annual Meeting of Shareholders for the purpose of voting on the following proposals:

1.	The election of 14 directors, each for a one-year term.
2.	To ratify the selection of Hacker, Johnson & Smith, P.A. as the Company’s independent auditors for 2019.
3.	Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or more of the above Proposals.

The voting results for each proposal were:

PROPOSAL 1. Election of the following directors, each for a one-year term:

	FOR	WITHHELD	BROKER NONVOTES
William D. Crona	1,969,474	16,070	476,132
Sammie D. Dixon, Jr.	1,970,444	15,100	476,132
Steven L. Evans	1,960,444	25,100	476,132
R. Randy Guemple	1,970,444	15,100	476,132
Chris L. Jensen	1,970,444	15,100	476,132
Kathleen C. Jones	1,836,214	149,330	476,132
Robert H. Kirby	1,970,444	15,100	476,132
Frank L. Langston	1,970,444	15,100	476,132
Michael A. Micallef, Jr.	1,956,944	28,600	476,132
L. Collins Proctor, Sr.	1,957,944	27,600	476,132
Garrison A. Rolle, M.D.	1,970,444	15,100	476,132
Steven D. Smith	1,960,444	25,100	476,132
Marjorie A. Turnbull	1,963,944	21,600	476,132
Richard A. Weidner	1,970,444	15,100	476,132

PROPOSAL 2. Ratification of Hacker, Johnson & Smith, P.A., as the independent auditors for the Company for 2019:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,453,689	6,871	1,116	0

PROPOSAL 3. Adjournment of the Annual Meeting to solicit additional proxies in the event there are an insufficient number of votes to approve any one or both of the above Proposals:

FOR	AGAINST	ABSTENTIONS	BROKER NONVOTES
2,312,600	147,076	2,000	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIME MERIDIAN HOLDING COMPANY

By:	/s/ Clint F. Weber
Clint F. Weber
Chief Financial Officer and Executive Vice President

Date: May 7, 2019